Exhibit 4.3

WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK

of

REDBACK NETWORKS INC.

A Delaware Corporation

THIS WARRANT (THIS “WARRANT”) HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE RIGHTS REPRESENTED BY THIS WARRANT.

January 2, 2004

San Jose, California

THIS CERTIFIES THAT, for value received, CTC Associates II, L.P. (the “Holder”) is entitled to subscribe for and purchase from REDBACK NETWORKS INC., a Delaware corporation (the “Company”), 677452 fully paid and nonassessable shares (as adjusted pursuant to Section 2 hereof) (the “Warrant Shares”) of Common Stock of the Company (the “Common Stock”) at the purchase price of Five Dollars ($5.00) (as adjusted pursuant to Section 2 hereof) (the “Exercise Price”), upon the terms and subject to the conditions set forth herein.

1. Exercise Rights.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder at any time during the term hereof, in whole or in part, by surrender of this Warrant and delivery of a completed and duly executed Notice of Cash Exercise, in the form attached as Exhibit A, accompanied by payment to the Company of an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer or delivery of a certified check payable to the order of the Company to the principal offices of the Company.

(b) Net Issue Exercise.

(i) In lieu of exercising the purchase rights represented by this Warrant on a cash basis pursuant to Section 1(a) hereof, the Holder may elect to exercise such rights represented by this Warrant at any time during the term hereof, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant and a completed and duly executed Notice of Net-Issue Exercise, in the form attached as Exhibit B, properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, (B) the number of Warrant Shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to the Warrant after such net-issue exercise, if any (each as determined in accordance with Section 1(b)(ii) hereof).

(ii) In the event that the Holder shall elect to exercise the rights represented by this Warrant in whole or in part on a net-issue basis pursuant to this Section 1(b), the Company shall issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

X	=	Y (A-B)

A

X	=	the number of Warrant Shares to be issued to the Holder in connection with such net-issue exercise.

Y	=	the number of Warrant Shares to be surrendered, up to the number of Warrant Shares subject to this Warrant.

A	=	the Fair Market Value of one share of Common Stock.

B	=	the Exercise Price in effect as of the date of such net-issue exercise (as adjusted pursuant to Section 2 hereof).

(c) Fair Market Value. For purposes of this Section 1, the “Fair Market Value” of the Common Stock shall have the following meanings:

(i) If the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock shall be deemed to be the closing price quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for Common Stock quoted on the national market or other quotation system on which Common Stock is admitted for trading, each as published in the Western Edition of The Wall Street Journal (or, if such prices are not published in the Western Edition of the Wall Street Journal, as reported by the applicable authority or association governing trading of the Common Stock), in each case for the ten trading days prior to the Determination Date. The “Determination Date” of Fair Market Value shall be the date indicated on the Notice of Net Issue Exercise; provided, however, that if the Company does not receive the Notice of Net Issue Exercise within five (5) business days of the date indicated thereon, the Determination Date shall be the date the Company receives the Notice of Net Issue Exercise.

(ii) If the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock shall be deemed to be the fair market value of Common Stock as determined in good faith from time to time by the Board of Directors of the Company (the “Board of Directors”) as at the Determination Date, and receipt and acknowledgment of this Warrant by the Holder shall be deemed to be an acknowledgment and acceptance of any such determination of the fair market value of Common Stock by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of this Warrant.

(d) Certain Distributions. The Company shall provide the Holder with prior written notice of any Distribution (as defined below) to be made by the Company after the date hereof and prior to the expiration of this Warrant. Such notice shall be delivered to the Holder not less than twenty (20) days prior to the record date for determining stockholders entitled to receive the Distribution. “Distribution” shall mean a distribution by the Company to all holders of its shares of Common Stock (i) evidences of indebtedness of the Company to its stockholders, (ii) assets (excluding cash distributions made as a dividend payable out of the lesser of the undistributed earnings for the fiscal year during which the dividend is declared and the retained earnings of the Company) or (iii) rights to subscribe to shares of Common Stock; provided, however, that the foregoing shall not apply to any stockholder rights plan of the Company.

(e) Fractional Shares. Upon the exercise of the rights represented by this Warrant, the Company shall not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company shall pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent).

(f) Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of (i) seven (7) years from the date of issuance, (ii) the consummation of any transaction or series of transactions, including without limitation, the merger of the Company with or into, or consolidation with, any other entity, whereby the holders of the Company’s voting securities prior to such transaction do not hold more than 50% of the voting securities of the surviving entity following consummation of the transaction, or (iii) the transfer or disposition of all or substantially all of the assets of the Company. The Company shall provide the Holder twenty (20) days prior written notice in advance of (A) the record date for determining stockholders entitled to receive the consideration paid to the Company stockholders in any transaction contemplated by clause (ii), and (B) the consummation of any transaction contemplated by clause (iii) of this subparagraph (f).

(g) Record Ownership of Warrant Shares. The Warrant Shares shall be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares shall be issuable upon the exercise of the rights represented by this Warrant (as indicated in the appropriate Notice of Exercise) shall be deemed to have become the holder of record of (and shall be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof.

(h) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

(i) Issuance of Shares. Notwithstanding anything to the contrary in this Warrant, the obligation of the Company to deliver Warrant Shares upon any exercise of this Warrant shall be subject to compliance with any law, rule, regulation, order, decree or other similar authority that may be applicable to such issuance.

(j) Issue Taxes. The issuance of certificates for shares of Common Stock upon the exercise of the rights represented by this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

2. Adjustment Rights.

(a) Right to Adjustment. The number of Warrant Shares purchasable upon the exercise of the rights represented by this Warrant, and the Exercise Price therefor, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i) Reclassifications. In the event of a reclassification of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company shall execute a new Warrant, the terms of which provide that the holder of this Warrant shall have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock previously issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock at the time of such reclassification. Such new Warrant shall provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 2. The provisions of this Section 2(a)(i) shall apply with equal force and effect to all successive reclassifications of the Common Stock.

(ii) Stock Splits, Capital Stock Dividends, Combinations and Consolidations. In the event of a stock split, capital stock dividend or subdivision of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such stock split, capital stock dividend or subdivision shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased, effective at the close of business on the date of such stock split, capital stock dividend or subdivision, as the case may be. Conversely, in the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such reverse stock split, consolidation, combination or other similar event shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be. Nothing in this Warrant shall entitle the Holder to receive any capital stock dividend or other distribution to all of the Company’s stockholders until this Warrant shall have been exercised.

(b) Adjustment Notices. Upon any adjustment of the Exercise Price, and any increase or decrease in the number of Warrant Shares subject to this Warrant, in accordance with this Section 2, the Company thereafter shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares subject to this Warrant, setting forth in reasonable detail the method of calculation of each such adjustment.

3. Transfer of Warrant. This Warrant and the rights represented hereby may only be transferred in accordance with the conditions set forth in this Section 3. In order to effect any transfer of all or a portion of this Warrant or the Warrant Shares, the Holder hereof shall deliver to the Company a completed and duly executed Notice of Transfer, in the form attached as Exhibit C. Partial transfer of no less than 100,000 shares per transfer will be permitted.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) Valid Execution. This Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, by an implied covenant of good faith, reasonableness and fair dealing and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Authorization. The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares shall be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock. At all times during the term hereof, the Company shall have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. No Stockholder Rights. Except as otherwise set forth in Section 2 of this Warrant, the Holder (and any transferee hereof) shall not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends or other distributions declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor shall anything contained herein be construed to confer upon the Holder (or any transferee hereof) any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon the exercise of the rights represented hereby shall have become deliverable as provided herein.

6. Miscellaneous.

(a) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by the internal laws of the State of California as applied to agreements made and performed in California by residents of California.

(b) Successors and Assigns. Subject to the restrictions on transfer described in Section 3, the rights and obligations of the Company and the Holder of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(c) Waiver and Amendment. This Warrant may be terminated in advance of the expiration date as provided in Section 1(f), and any provision of this Warrant may be amended, waived or modified upon, either (i) the written consent of the Company and the Holder or (ii) the written consent of the Company and the consent of those Holders holding at least a majority of the then-outstanding Warrant Shares, calculated assuming the exercise for cash of all of the then-outstanding Warrants.

(d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, or delivered by personal delivery at the respective addresses of the parties as set forth in this Section 6. Notices to the Holder shall be directed to it at its address at c/o Menlo Equities LLC, 490 University Avenue, Suite 100, Palo Alto, California 94301; and notices to the Company shall be directed to it at its address at Redback Networks Inc., 300 Holger Way, San Jose, California 95134; Attn: General Counsel, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. Any party hereto may by notice so given change its address for future notice hereunder. Except as otherwise specifically provided herein, notice shall conclusively be deemed to have been given when received.

(e) Severability. In case any provision of this Warrant is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) Further Assurances; No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. The Company shall at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company shall not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

(g) Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

REDBACK NETWORKS INC. a Delaware Corporation

By:

Title:

EXHIBIT A

NOTICE OF CASH EXERCISE

TO:	Redback Networks Inc.

300 Holger Way

San Jose, California 95134

Attention: Chief Financial Officer

1. The undersigned hereby elects to purchase                      shares of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Warrant, a copy of which is attached hereto (the “Warrant Certificate”), and tenders herewith full payment of the aggregate exercise price for such shares in accordance with the terms of the Warrant Certificate.

2. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

(Name)

(Address)

3. The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with any, transfer of the shares of Common Stock issued upon exercise of the attached Warrant.

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

EXHIBIT B

NOTICE OF NET-ISSUE EXERCISE

TO:	Redback Networks Inc.

300 Holger Way

San Jose, California 95134

Attention: Chief Financial Officer

1. The undersigned hereby elects to purchase                      shares of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), on a net-issue basis pursuant to the terms of the Warrant, a copy of which is attached hereto (the “Warrant Certificate”).

2. Net-Issue Information:

(a)	Number of Shares of Common Stock to be Delivered:

(b)	Number of Shares of Common Stock Surrendered:

(c)	Number of Shares Remaining Subject to Warrant:

3. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

(Name)

(Address)

4. The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with any, transfer of the shares of Common Stock issued upon exercise of the attached Warrant.

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

EXHIBIT C

NOTICE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      the right represented by the Warrant to purchase 677,452 shares of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), a copy of which is attached hereto (the “Warrant Certificate”).

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

(Address)